Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in:

•	the Registration Statements on Form S-3 (Nos. 333-112708; 333-70984; 333-15375; 333-18273; 333-43137; 333-97157; 333-97197; 333-83503; 333-07229; 333-51367; 33-54784; 33-57533; 33-63097; 33-30717; 33-49881; 333-13811; 333-47222; 333-65750; 333-64450; and 333-104151);

•	the Registration Statement on Form S-4 (No. 333-110924);

•	the Registration Statements on Form S-8 (Nos. 333-69849; 33-45279; 2-80406; 333-65209; 333-02875; 33-60695; 333-58657; 333-81810; 333-53664; 333-102043; and 333-102852); and

•	the Post-Effective Amendments on Form S-8 to Registration Statements on Form S-4 (Nos. 333-121513; 333-110924; 33-43125; 33-55145; 33-63351; 33-62069; 33-62208; 333-16189; 333-60553; and 333-40515)

of Bank of America Corporation of our report dated February 25, 2005 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

Charlotte, North Carolina

March 1, 2005